UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 15, 2004


                 GLOBAL WIRELESS SATELLITE NEWWORKS (USA), INC.
             (Exact name of registrant as specified in its charter)


          Delaware             405 Park Avenue - 15th Floor       13-4105842
                                 New York, New York 10022

(State or other jurisdiction      (Address of Principal        (I.R.S. Employer
    of incorporation or             Executive Offices)       Identification No.)
       organization)



Registrant's telephone number, including area code: 011-44-797-905-7708
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Item 1.01. Entry into a Material Definitive Agreement.

On September 4, 2004, Global Wireless Satellite Networks (USA), Inc. (the "Company") entered into an agreement with Australian Agriculture & Property Management Ltd, No 2 Holdings Pty Ltd and Victorian Land Development Pty Ltd (collectively, "AAPD"), to issue 85,000,000 shares of its common stock, in the aggregate, to: (i) the shareholders of AAPD; (ii) Hemingway Corporate Ventures, S.A.; (iii) Mr. Gary Stewart; (iv) Mr. Benjamin Mauerberger; and (v) Mr. Barry Russell, in exchange for all of the issued and outstanding shares of AAPD ("Exchange Agreement"). As a result, AAPD shall become wholly-owned subsidiaries of the Company.

As additional consideration, GWSN shall transfer Two Hundred Fifty Thousand ($250,000) Australian Dollars to AAPD.

The parties to the Exchange Agreement expect to close such transaction on or about September 24, 2004.

About AAPD


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The AAPD entities are property development companies with approximately 13 properties under management. All of such properties are located in Australia. We will provide greater detail at the time the Exchange Agreement and the related transaction is closed.

Item 2.01 Completion of Acquisition of Assets.

Please see Item 1.01 of this current report.

Item 3.02 Unregistered Sales of Equity Securities.

Please see Item 1.01 of this current report.

Item 9.01 Financial Statements and Exhibits

Audited financial statements of Australian Agriculture & Property Management Limited, No 2 Holdings Pty Ltd and Victorian Land Development Pty Ltd shall be filed by November 30, 2004

Exhibit 99.01 Share Exchange Agreement between Global Wireless Satellite Networks (USA), Inc. and Australian Agriculture & Property Management Ltd, No 2 Holdings Pty Ltd and Victorian Land Development Pty Ltd, dated September 4, 2004


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Wireless Satellite Networks (USA), Inc.

Date: September 15, 2004


/s/ Harry Chauhan
------------------------
Mr. Harry Chauhan,
President



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